PHOTRONICS, INC. AND SUBSIDIARIES
Non-GAAP Financial Measure
Reconciliation of GAAP Net income to EBITDA
(in thousands)
(Unaudited)

	Three Months Ended
	February 2,	January 27,
	2014	2013
GAAP Net income (a)	$2,041	$2,859

Add: interest expense	1,984	1,887
Add: income tax expense	2,716	1,742
Add: depreciation and amortization	17,422	18,783
Add (less): special items (b)	1,542	886
EBITDA	$25,705	$26,157

(a)	Includes net income attributable to noncontrolling interests.

(b)	Special items consist of stock compensation expense, and in 2014 transaction expenses in connection with the pending joint venture.